Exhibit 99.1

DATE:    December 21, 2016
TO:    ESPP Plan Participants
FROM:    Tara D. Mackey
SUBJECT:    Blackout Notification for AZZ’S Employee Stock Purchase Plan Participants

Pursuant to AZZ, Inc. (“AZZ”) transitioning the administration of its Employee Stock Purchase Plan (“ESPP”) from Computershare to E*Trade, all AZZ ESPP participants will be blacked out and prohibited from making any ESPP stock transactions effective as of Friday, December 23, 2016 through Wednesday, January 11, 2017.

If you have any questions regarding AZZ’s ESPP participant blackout period, or any other ESPP question relating to the transition to the new ESPP administrator, please contact me directly at (817) 810-4973 or via e-mail at TaraMackey@azz.com or Jennifer Asaro at (817) 810-5015 or via e-mail at JenniferAsaro@AZZ.com.

Tara D. Mackey
Chief Legal Officer & Secretary
AZZ Inc.